UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2022

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Street, No. 28F New York, New York (Address of principal executive offices)	10004 (Zip Code)

(212) 608-2923 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	The New York Stock Exchange

Common stock, par value $0.0001 per share	BITE	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2022, Rafael Felipe de Jesús Aguirre Gómez resigned as the Chairman of the board of directors (the “Board”) of Bite Acquisition Corp. (the “Company”), and Randall Hiatt resigned as a member of the Board of the Company. Alberto Ardura González, who has been serving as the Chief Executive Officer and a member of the Board of the Company, was appointed to replace Mr. Aguirre Gómez as the Chairman of the Board. The Board expects to appoint a new independent director to replace Mr. Hiatt as a member of the Board in the near future.

Item 8.01	Other Events.

On January 3, 2023, the Company issued a press release announcing resignations of Rafael Felipe de Jesús Aguirre Gómez and Randall Hiatt as members of the Board, effective as of December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
99.1	Press release, dated January 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Axel Molet Warschawski
Name: Axel Molet Warschawski
Title: Chief Financial Officer

Date: January 3, 2023